                           SECTION 906 CERTIFICATION


Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the undersigned officers of Harbor Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's report on Form N-CSR for the period ended April 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:  /s/ David G. Van Hooser               Chairman, President, Trustee       June 27, 2003
   -------------------------------         and Chief Executive Officer
      David G. Van Hooser


By:  /s/ Constance L. Souders              Vice President and Chief           June 27, 2003
   -------------------------------         Financial Officer
      Constance L. Souders

This certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Harbor Fund and will be retained by Harbor Fund and furnished to the SEC or its staff upon request.